Exhibit 2.5

                             NOTE EXCHANGE AGREEMENT

     THIS NOTE EXCHANGE AGREEMENT is made and entered into as of ________ __, 2007 (this "Agreement"), by and between Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (the "Company"), and Stanford International Bank Ltd., a corporation organized under the laws of Antigua and Barbuda (together with its successors, "SIBL"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Amended and Restated Agreement and Plan of Merger and Reorganization, made and entered into as of January 6, 2007 (the "Merger Agreement"), by and among the Company, DGSE Companies, Inc., a Nevada corporation ("Parent"), DGSE Merger Corp., a Nevada corporation ("Merger Sub"), and SIBL, as stockholder agent.

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation, upon the terms and subject to the conditions of the Merger Agreement;

     WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Parent (as set forth in Article III of the Merger Agreement), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA");

     WHEREAS, pursuant to that certain Commercial Loan and Security Agreement originally dated October 1, 2003 (as amended as of March 29, 2005 and as further amended as of April 6, 2006 and on January 6, 2007, the "Loan Agreement"), Stanford Financial Group Company, a Florida corporation ("SFG"), has provided certain credit facilities to the Company;

     WHEREAS, on November 30, 2004, SIBL was indirectly assigned all of SFG's right, title and interest in the Loan Agreement, and the Note issued thereunder;

     WHEREAS, the obligation of Parent and Merger Sub to consummate the Merger is conditioned on SIBL exchanging Eight Million Three Hundred Ninety-Two Thousand Three Hundred Forty Dollars ($8,392,340) of principal and interest outstanding under the Loan Agreement (such amount, the "Exchanged Debt") into 4,936,671 shares (the "Exchanged Shares") of the common stock of the Company (the "Common Shares") in accordance with the terms and conditions set forth herein, and SIBL is willing to agree to do so subject to the satisfaction of the conditions herein and all conditions to the obligations of the Company and Parent set forth in the Merger Agreement;

     WHEREAS, in consideration of SIBL entering into this Agreement and certain amendments to the Loan Agreement, as contemplated in the Merger Agreement, Parent has agreed to issue to SIBL and its designees, at the Effective Time, certain A Warrants and B Warrants; and

     WHEREAS, SIBL desires to exchange the Exchanged Debt for the Exchanged Shares to induce Parent and Merger Sub to enter into the Merger Agreement and to consummate the Merger and other Transactions, including the issuance of the afore-referenced warrants.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto (collectively, the "Parties"), intending to be legally bound, hereby agree as follows:

     1. Exchange of Debt. SIBL and the Company hereby agree, subject to (i) the issuance of the Exchanged Shares as provided in Section 2, (ii) the consummation of the Merger pursuant to the Merger Agreement immediately after the Exchange Time, (iii) the issuance of the A Warrants and the B Warrants pursuant to the Merger Agreement (subject to Section 3 of the Limited Joinder Agreement), and
(iv) the tendering by SIBL of the notes evidencing the Exchanged Debt to the Company; to exchange the Exchanged Debt for the Exchanged Shares, such exchange to occur immediately prior to the Effective Time (the "Exchange Time") and simultaneously with, and conditioned upon, the issuance of the Exchanged Shares. Upon the issuance of such Exchanged Shares, the Exchanged Debt shall automatically be cancelled and retired and shall cease to exist, and the holder of the portion of any note that, immediately prior to the Exchange Time, represented issued and outstanding Exchanged Debt shall cease to have any rights with respect thereto, including any claims for any default occurring or other liability arising prior to the Exchange Time, except the right to receive, upon the surrender of such portion of the note, the certificates for the Exchanged Shares contemplated by Section 2.

     2. Issuance of Shares. At the Exchange Time and simultaneously with the exchanges contemplated by Section 1, and subject to the conditions thereof, the Company shall issue to SIBL the Exchanged Shares in exchange for the cancellation of the Exchanged Debt. All Common Shares issued and paid upon exchange of the Exchanged Debt in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Exchanged Debt.

     3. Capitalization Adjustments to Shares. In the event of any Capitalization Adjustment with respect to the Common Shares occurring after the date of this Agreement and prior to the Exchange Time, all references in this Agreement to specified numbers of Common Shares affected thereby, and all calculations provided for that are based upon numbers of Common Shares, shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect as contemplated by this Agreement prior to such Capitalization Adjustment.

     4. Representations and Warranties. SIBL represents and warrants to the Company as follows:

         (a) Investment Purpose. SIBL is acquiring the Common Shares issuable upon the exchange of the Exchanged Debt (collectively, the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

         (b) Accredited Investor Status. SIBL is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and it has not been formed solely for the purpose of acquiring the Securities.

         (c) Reliance on Exemptions. SIBL understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying in part upon the truth and accuracy of, and SIBL's compliance with, the representations, warranties, agreements, acknowledgments and understandings of SIBL set forth herein in order to determine the availability of such exemptions and the eligibility of SIBL to acquire the Securities.

         (d) Transfer or Resale. SIBL understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, pledged, hypothecated or transferred unless (A) subsequently registered thereunder, (B) SIBL shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) SIBL provides the Company with such documents and certificates as the Company may reasonably request to demonstrate to its satisfaction that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

         (e) No General Solicitation. SIBL is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding any Securities published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (f) Adequate Information. SIBL is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities.

         (g) Sophistication and Experience. SIBL, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.

         (h) Ability to Bear Risk. SIBL is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

         (i) Relationship. SIBL either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of its business or financial experience or the business or financial experience of its professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the exchange of the Exchanged Debt and the acquisition of the Securities.

         (j) Legend. SIBL understands that the stock certificates representing the Common Shares shall bear a restrictive legend in substantially the following form (or another legend substantially in such form as the transfer agent for the Company may from time to time use generally on certificates evidencing restricted securities of the Company):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL, IN A FORM

         REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

     5. Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in Dallas County, Texas.

     6. Construction. The rules of construction specified in Section 1.3 (Construction) of the Merger Agreement are hereby incorporated by reference herein and shall apply to this Agreement mutatis mutandis, as if expressly set forth herein.

     7. Titles and Headings. The section and paragraph titles and headings contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9. Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, email or similar electronic or digital transmission pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     10. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof.

     11. Notices. All notices, requests, instructions or other documents to be given or delivered under this Agreement shall be given in the manner, with the effect and to the address, email address or fax number to be used for such Party as provided in Section 10.1 of the Merger Agreement.

     12. Amendment; Waiver. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Party against which enforcement of the same is sought and by Parent. This Agreement may be amended only by a writing executed by all Parties and by Parent.

     13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

     14. Specific Performance; Injunctive Relief. Each of the Parties acknowledges and agrees that any breach or non-performance of, or default under, any of the terms and provisions hereof would cause substantial and irreparable damage to the other parties hereto, and that money damages would be an inadequate remedy therefor. Accordingly, each of the Parties agrees that each of them shall be entitled to seek equitable relief, including specific performance and injunctive relief, in the event of any such breach, non-performance or default in any Action instituted in any court of the United States or any state having competent jurisdiction, or before any arbitrator, in addition to any other remedy to which such Party may be entitled, at law or in equity.

     15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court, tribunal or other governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the Parties agree that such governmental body, arbitrator or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

     16. Further Assurances. At any time, and from time to time, after the effective date, each Party will execute such additional instruments and take such action as may be reasonably requested by any other Party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     17. Third-Party Beneficiaries. This Agreement is made solely for the benefit of the Parties and Parent, and their respective permitted successors and assigns, and no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

     18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. Each of the Parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                                SUPERIOR GALLERIES, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                STANFORD INTERNATIONAL BANK LTD.


                                                By:
                                                   -----------------------------
                                                   James M. Davis
                                                   Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED:


DGSE COMPANIES, INC.


By:
   ------------------------------------
   Dr. L.S. Smith
   Chairman and Chief Executive Officer